Exhibit 10.1

UNOVA, INC.

2001 STOCK INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

As Amended March 23, 2005

This Restricted Stock Agreement (“Agreement”) is made as of the 9th day of July, 2003 (the “Agreement Date”), between UNOVA, Inc., a Delaware corporation (the “Company”), and Robert T. Smith (the “Grantee”).

WHEREAS, the UNOVA, Inc. 2001 Stock Incentive Plan (the “2001 Plan”) was adopted by the Board of Directors of the Company on March 13, 2001, and was approved by the shareholders of the Company on May 8, 2001; and

WHEREAS, as an inducement to the Grantee to remain in the employ of the Company or any of its subsidiaries, to increase the Grantee’s proprietary interest in the business of the Company through ownership of the Company’s Common Stock, and to reward the Grantee’s contribution to the Company’s future success, the Company desires to award the Grantee shares of Restricted Stock (as that term is defined in the 2001 Plan) in accordance with the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the premises, the mutual covenants hereinafter set forth, and other good and valuable consideration, the Company and the Grantee hereby agree as follows:

1.  The Company hereby grants the Grantee, as a matter of separate inducement and Agreement, and not in lieu of salary or other compensation for services, an Award in the form of Restricted Stock comprising 50,000 shares of the Common Stock, par value $.01 per share, of the Company, on the terms and conditions hereinafter set forth, such number of shares to be subject to adjustment as provided in Section 3 of the 2001 Plan.

2.  The 2001 Plan, a copy of which is available on the Company’s website at intranet@unova.com, is incorporated herein by reference and is made part of this Agreement as if fully set forth herein.  Capitalized terms used in this Agreement which are not defined herein shall have the meaning assigned to such terms in the 2001 Plan, it being understood that the term “Restricted Stock” shall mean and refer only to those shares of Restricted Stock granted pursuant to this Agreement.  This Agreement is subject to, and the Company and the Grantee agree to be bound by, all of the terms and conditions of the 2001 Plan as the same existed at the time this Agreement became effective.  The 2001 Plan shall control in the event there is any conflict between the 2001 Plan and the terms hereof and with respect to such matters as are not expressly covered in this Agreement.  Subsequent amendments to the 2001 Plan shall not adversely affect the Grantee’s rights under this Agreement without the Grantee’s written consent, except such an amendment made to cause the 2001 Plan to qualify for the exemption provided by Rule 16b-3.

3.  The Restricted Stock awarded under this Agreement will not be evidenced by a stock certificate or certificates.  The Restricted Stock will be registered on the books of the Company by its transfer agent in uncertificated (or book-entry) form.  A restriction on transfer will be placed on these shares and remain until such time as they vest in accordance with the terms and conditions (including forfeiture) of this Agreement and the 2001 Plan.

4.  By executing this Agreement, the Grantee agrees and acknowledges that any shares of Restricted Stock that are forfeited under the terms of this Agreement will be cancelled.

5.  Subject to the provisions of Paragraph 7 of this Agreement, there shall be a restriction on shares of Restricted Stock awarded hereunder, until the following Performance Goal is satisfied.  The Performance Goal under this Agreement shall be the achievement of a material improvement to cash flow and cash flow efficiency of the UNOVA Industrial Automation Systems Group as determined over any consecutive four quarters or as of each anniversary of the Agreement Date in the reasonable discretion of the CEO and the CFO of the Company prior to the third anniversary of the date of this Agreement (the “Expiration

Date”).  All shares still subject to restriction on the Expiration Date shall be forfeited.  Partial releases of Restricted Stock may be made following each anniversary of the Agreement Date if and to the extent the Performance Goal has been partially satisfied.  Notwithstanding anything to the contrary contained in Section 7(c)(iv) of the Plan, the Restricted Stock shall not be forfeited upon Grantee’s Termination of Employment.

6.  Until the vesting of any shares of Restricted Stock in accordance with the provisions of this Agreement or the 2001 Plan, the Grantee shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber shares of Restricted Stock; provided that the foregoing shall not prevent the Grantee from pledging Restricted Stock as security for a loan, the sole purpose of which is to provide funds to pay the option price for stock options granted to the Grantee under the 2001 Plan or any successor plan of the Company.

7.  Notwithstanding any other provision of this Agreement, all shares of Restricted Stock granted hereunder still subject to restriction shall become fully vested and transferable and become free of all restrictions and deferral limitations to the full extent of the original grant upon the occurrence of any of the following events:  (a) the Termination of Employment of the Grantee by reason of the Grantee’s death; (b) the Termination of Employment of the Grantee by reason of the Grantee’s Disability; or (c) the occurrence of a Change in Control as defined in Section 8(b) of the 2001 Plan.

8.  If, as and when the Performance Goal as to the shares of Restricted Stock awarded hereunder has been satisfied without a prior forfeiture of the Restricted Stock, or if and when Restricted Stock vests pursuant to the provisions of Paragraph 7 hereof, and subject to the payment of withholding taxes as provided in Paragraph 10 hereof, the Company will direct its transfer agent to remove the restriction on transfer from the number of shares that have vested pursuant to Paragraph 5 or Paragraph 7 hereof.  The Company will direct the transfer agent to periodically send statements to the Grantee indicating the number of shares being held for the Grantee’s account.

9.  Except as otherwise provided in this Agreement or the 2001 Plan, the Grantee shall have all rights of a stockholder with respect to the shares of Restricted Stock awarded hereunder, including the right to vote such shares and the right to receive any cash dividends which may be declared on the Company’s Common Stock.  Dividends payable in Common Stock shall be paid in the form of additional shares of Restricted Stock and shall be held subject to the same restrictions and vesting provisions applicable to the shares of Restricted Stock on which such dividends were paid.

10.  No later than the date as of which an amount first becomes includable in the gross income of the Grantee for federal income tax purposes with respect to any Restricted Stock granted by this Agreement, the Grantee shall pay to the Company and/or the Grantee’s employer (the “Employer”), or make arrangements satisfactory to the Company and the Employer regarding the payment of, any federal, state, local, or foreign taxes of any kind required by law to be withheld by the Company or the Employer with respect to such amount.  Unless otherwise determined by the Committee, withholding obligations (up to the minimum statutory amount required to be withheld by the Company or the Employer) may be settled with Common Stock, including shares of the Restricted Stock that give rise to the withholding requirement or shares of Common Stock already owned by the Grantee for a period of at least six months.  In this regard, to meet the withholding obligations for the Withholding Taxes (as defined below), the Company may sell or arrange for the sale of Common Stock acquired by the Grantee, or the Company may withhold in Common Stock.  The obligations of the Company under the 2001 Plan shall be conditional on such payment or arrangements, and the Company, and its subsidiaries and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Grantee.  Grantee, therefore, hereby unconditionally and irrevocably elects, notwithstanding anything to the contrary in this Paragraph 10 or elsewhere in this Agreement, to satisfy any and all federal, state, local, and foreign taxes of any kind that may be withheld by the Company in connection with Grantee’s Restricted Stock (“Withholding Taxes”) by selecting one of the following payment methods; provided that in all cases, the Company shall have the right to receive not less than the minimum amount of the Withholding Taxes that the Company is required by law to withhold (the “Mandatory Withholding Taxes”):

OPTION 1:

☐                                    Authorizing and directing the Company to deduct from the total number of shares of Company Common Stock issued and deliverable to Grantee pursuant to this Agreement the number of shares having a value equal to the Mandatory Withholding Taxes.

OPTION 2:

☐                                    Tendering to the Company the number of unrestricted shares of Company Common Stock owned by the Grantee for a period of at least six months prior to the date on which Withholding Taxes are due and having a value equal to the Mandatory Withholding Taxes.

OPTION 3:

☐                                    Paying to the Company in cash an amount up to the Withholding Taxes but not less than the Mandatory Withholding Taxes.

In the event that none of the payment options set forth above is specified, the Grantee’s election shall be deemed to be Option 1, and the Company shall proceed accordingly.

11.  Grantee understands and acknowledges that Grantee is one of a limited number of employees of the Company and its subsidiaries who have been selected to receive grants of Restricted Stock and that Grantee’s award is considered Company confidential information.  Grantee hereby covenants and agrees not to disclose the award of Restricted Stock pursuant to this Agreement under which this award was made to any other person except (i) Grantee’s immediate family and legal or financial advisors, provided that Grantee shall assure that such individuals maintain the confidentiality of this Agreement, and (ii) as required in connection with the administration of this Agreement and the 2001 Plan as it relates to this award, in each case, until the award contained in this Agreement is publicly disclosed.

12.  The grant of Restricted Stock to the Grantee in any year shall give the Grantee neither any right to similar grants in future years nor any right to be retained in the employ of the Company or its subsidiaries or Affiliates, such employment being terminable to the same extent as if the 2001 Plan and this Agreement were not in effect.  The right and power of the Company, its subsidiaries and Affiliates to dismiss or discharge the Grantee is specifically and unqualifiedly unimpaired by this Agreement.

13.  Each notice relating to this Agreement shall be in writing and delivered in person or by mail to the Company at its office, 6001 36th Avenue West, Everett, Washington  98203-1264, to the attention of the Company’s Secretary, or at such other address as the Company may specify in writing to the Grantee by a notice delivered in accordance with this paragraph.  All notices to the Grantee shall be delivered to the Grantee at the Grantee’s address specified below or at such other address as the Grantee may specify in writing to the Secretary of the Company by a notice delivered in accordance with this paragraph.

14.  This Agreement, including the provisions of the 2001 Plan incorporated by reference herein, comprises the whole Agreement between the parties hereto with respect to the subject matter hereof, and shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflicts of law.  The Committee may amend the terms of this Agreement at any time, prospectively or retroactively, but no such amendment shall impair the rights of the Grantee without the Grantee’s written consent, except such an amendment made to cause this Agreement and the Restricted Stock granted hereby to qualify for the exemption provided by Rule 16b-3.  This Agreement shall become effective when it has been executed by the Company and the Grantee.

15.  This Agreement shall inure to the benefit of and be binding upon each successor of the Company and, to the extent specifically provided herein and in the 2001 Plan, shall inure to the benefit of and shall be binding upon the Grantee’s heirs, legal representatives, and successors.

IN WITNESS WHEREOF, this Agreement is executed by the Grantee and by the Company through its duly authorized officer or officers as of the day and year first above written.

UNOVA, INC.

By:	/s/ Cathy D. Younger

GRANTEE:

(One of the boxes under Paragraph 10 should be checked)

/s/ Robert T. Smith
Signature